UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   January 4, 2018
XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

	2100 Logic Drive, San Jose, California	95124
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Succession

On January 4, 2018, Xilinx, Inc. (the “Company”) announced that, as of January 29, 2018, Victor Peng will be promoted from Chief Operating Officer to President and Chief Executive Officer of the Company. Moshe Gavrielov will step down from those roles and depart the Company’s board of directors at that time.

Mr. Peng has served as the Chief Operating Officer of the Company since April 2017. Mr. Peng joined the Company in April 2008 and served as Executive Vice President and General Manager of Products between July 2014 and April 2017. From May 2013 through July 2014, Mr. Peng served as Senior Vice President and General Manager of the Programmable Platforms Group. From May 2012 through April 2013, he served as Senior Vice President of the Programmable Platforms Group. From November 2008 through April 2012, he served as Senior Vice President of the Programmable Platforms Development Group. Prior to joining the Company, Mr. Peng served as Corporate Vice President, Graphics Products Group at Advanced Micro Devices (AMD), a provider of processing solutions, from November 2005 to April 2008. Prior to joining AMD, Mr. Peng served in a variety of executive engineering positions at companies in the semiconductor and processor industries.

There are no family relationships between Mr. Peng and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions nor are there any proposed transactions between the Company and Mr. Peng that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As contemplated by the April 10, 2017 letter agreement entered into between Mr. Gavrielov and the Company, Mr. Gavrielov is entitled to certain benefits in connection with his separation, subject to providing consulting and transition services to the Company to assist in the orderly transition of the Company’s leadership to Mr. Peng.

The press releases issued by the Company announcing Mr. Peng’s appointment and Mr. Gavrielov’s departure are furnished herewith and attached hereto as Exhibit 99.1 and Exhibit 99.2.

Employment Agreement with Victor Peng

Effective as of January 29, 2018, the Company entered into an Employment Agreement (the “Peng Agreement”) with Mr. Peng providing for Mr. Peng’s employment with the Company as President and Chief Executive Officer. Pursuant to the terms of the Peng Agreement, Mr. Peng will receive an annual salary of $700,000, and beginning with the Company’s fiscal year ending March 30, 2019, will be eligible for an annual target bonus of one hundred and fifty percent (150%) of his base salary based upon achievement of target performance objectives determined by the Compensation Committee. Pursuant to the Peng Agreement, Mr. Peng will receive a bonus for the fiscal year ending March 31, 2018 based on the terms applicable to him in his previous role with the Company and prorated such that the bonus for the period from January 29, 2018 until March 31, 2018 will be based on a target bonus of one hundred and fifty percent (150%) of Mr. Peng’s $700,000 per year base salary from January 29, 2018.

Pursuant to the terms of the Peng Agreement, Mr. Peng will be granted restricted stock units pursuant to the Company’s 2007 Equity Incentive Plan having a grant value equal to $1,000,000 (the “Initial Grant”), subject to terms and conditions more fully described in the Peng Agreement. The shares subject to the Initial Grant vest over four (4) years, with twenty-five percent (25%) of the total number of shares vesting annually on each of the first, second, third and fourth anniversary of the date of Initial Grant. Pursuant to the terms of the Peng Agreement, Mr. Peng will be granted performance-based restricted stock units in respect of fiscal year 2019 having a total grant target value at least equal to $4,500,000 (the “2019 PRSU Grant”).

The Peng Agreement provides that if (1) the Company terminates Mr. Peng's employment at any time with Cause (as such term is defined in the Peng Agreement), (2) Mr. Peng voluntarily terminates his employment other than for Good Reason (as such term is defined in the Peng Agreement) or (3) Mr. Peng dies, Mr. Peng will be entitled to his base salary accrued through the date of termination of employment. Additionally, if then serving on the Board, Mr. Peng will be required to tender his resignation as a member of the Board if so requested.

The Peng Agreement also provides that if the Company terminates Mr. Peng's employment at any time (A) other than for Cause or (B) due to a Disability (as such term is defined in the Peng Agreement), or if Mr. Peng voluntarily terminates his employment for Good Reason, then, subject to Mr. Peng executing a release of claims in favor of the Company, Mr. Peng will be entitled to: (a) a lump sum payment equal to the sum of twelve (12) months base salary plus one year of target bonus, together with any base salary accrued through the termination date; (b) at the Company’s election, either a lump sum payment equal to the value of twelve (12) months of COBRA coverage or direct payment of premiums for health care continuation coverage under the applicable provisions of COBRA (the “COBRA Benefit”), provided that Mr. Peng elects to continue and remain eligible for these benefits under COBRA and does not become covered through another employer’s health plan during this period; (c) twenty-four (24) months accelerated vesting of the Initial Grant, the 2019 PRSU Grant and all other equity awards received from the Company prior to such termination of employment, as more fully explained in the Peng

Agreement; and (d) a pro rata portion of his bonus for the fiscal year during which his employment was terminated, as more fully explained in the Peng Agreement. Notwithstanding the foregoing, if any such termination occurs within the period commencing 90 days before, or two years following, the consummation of a Change of Control (as such term is defined in the Peng Agreement), then Mr. Peng will be entitled to: (a) twenty-four (24) months of base salary and two (2) years of target bonus, payable in a lump sum; (b) 100% accelerated vesting of time-based equity compensation awards, including the Initial Grant and the 2019 PRSU Grant; (c) 100% vesting of the target number of any then-unearned performance-based restricted stock unit awards; (d) the COBRA Benefit and (e) a pro rata portion of his bonus for the fiscal year during which his employment was terminated. To the extent the Initial Grant or the 2019 PRSU Grant is not assumed, continued or substituted in a Change of Control, then the vesting of the Initial Grant will accelerate in full immediately prior to the Change of Control and the 2019 PRSU Grant will accelerate in full at target immediately prior to the Change of Control. Additionally, if then serving on the Board, Mr. Peng will be required to tender his resignation as a member of the Board if so requested.

The foregoing summary of the Peng Agreement does not purport to be complete and is qualified in its entirety by reference to the Peng Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Lorenzo A. Flores Elevated to Executive Vice President

Effective as of February 1, 2018, Lorenzo A. Flores will be promoted from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer. In connection with Mr. Flores's promotion, his annual base salary will be increased by $25,000 to $440,000, beginning February 1, 2018, and his annual target bonus percentage will be increased from 80% of annual base salary to 100% beginning on April 1, 2018, the start of the Company’s fiscal year 2019.

Item 7.01 Regulation FD Disclosure.

On January 4, 2018, the Company issued press releases regarding the CEO succession matters described above in Item 5.02. A copy of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated herein.

The information contained in this Item 7.01, including the related information set forth in the press releases attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 4, 2018, by and between Xilinx, Inc. and Victor Peng
99.1	Press Release of Xilinx, Inc. dated January 4, 2018 regarding Victor Peng
99.2	Press Release of Xilinx, Inc. dated January 4, 2018 regarding Moshe Gavrielov

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: January 5, 2018	By:	/s/ Scott Hover-Smoot
Scott Hover-Smoot
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 4, 2018, by and between Xilinx, Inc. and Victor Peng
99.1	Press Release of Xilinx, Inc. dated January 4, 2018 Regarding Victor Peng
99.2	Press Release of Xilinx, Inc. dated January 4, 2018 Regarding Moshe Gavrielov